Exhibit 10.1
EXECUTION COPY

SIXTH OMNIBUS AMENDMENT

Dated as of February 2, 2009

Among

ELECTRONIC ARTS REDWOOD LLC,

as Lessee,

ELECTRONIC ARTS INC.,

as Guarantor,

SELCO SERVICE CORPORATION

(doing business in California as “Ohio SELCO Service Corporation”),

as Lessor,

THE VARIOUS LIQUIDITY BANKS PARTY HERETO,

as Liquidity Banks,

and

KEYBANK NATIONAL ASSOCIATION,

as Agent

SIXTH OMNIBUS AMENDMENT

This SIXTH OMNIBUS AMENDMENT (this “Amendment”) is entered into as of February 2, 2009 among, ELECTRONIC ARTS REDWOOD LLC, a Delaware limited liability company, as Lessee (the “Lessee”); ELECTRONIC ARTS INC., a Delaware corporation, as Guarantor (the “Guarantor”); SELCO SERVICE CORPORATION, an Ohio corporation (doing business in California as “Ohio SELCO Service Corporation”), as Lessor (the “Lessor”); each of the liquidity banks party hereto (each, a “Liquidity Bank” or, sometimes referred to as a “Purchaser” and collectively, the “Liquidity Banks” or sometime referred to as the “Purchasers”); and KEYBANK NATIONAL ASSOCIATION, as Agent (the “Agent”). All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in Appendix A to the Participation Agreement dated as of December 6, 2000 (as amended, supplemented, restated or otherwise modified from time to time, the “Participation Agreement”) among certain of the parties party hereto, and the rules of interpretation set forth in such Appendix shall apply to this Amendment.

WITNESSETH:

WHEREAS, the parties hereto wish to amend the Operative Documents to change the definition of “Consolidated EBITDA” and to amend Section 8.3 of the Participation Agreement; and

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments to Operative Documents. (a) From and after the Amendment Effective Date, the following definitions contained in Appendix A to the Participation Agreement shall be and are hereby amended in their entirety and restated as follows:

““Consolidated EBITDA” means, with respect to the Guarantor, the sum of the following, which shall be calculated for any Fiscal Quarter on the last day of such Fiscal Quarter on a rolling four quarter basis: (i) the Guarantor’s and its Subsidiaries’ consolidated Net Income before any extraordinary items and deduction of interest expenses and income taxes, plus (ii) depreciation and amortization expenses of the Guarantor and its Subsidiaries accruing during such period, plus (iii) the aggregate amount, without duplication, of (a) all “rentals” or interest paid during such period by the Guarantor and its Subsidiaries under any “synthetic lease”, and (b) all rental expense paid during such period by the Guarantor and its Subsidiaries under any lease (other than Capital Leases), plus (iv) any capitalized interest, plus (or minus as appropriate) (v) all pre-tax pro forma adjustments included or excluded from the non-GAAP results in the Guarantor’s Form 8-K relating to earnings release for such Fiscal Quarter filed with the SEC (without duplication of any amounts covered by items (i) through (iv) above).”

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““Fiscal Quarter” means any fiscal quarter of the Guarantor ending on or around March 31, June 30, September 30 or December 31. Subsequent changes of the fiscal quarter of the Guarantor shall not change the term “Fiscal Quarter” as used herein, unless the Consenting Parties shall consent in writing to such a change.”

““Fiscal Year” means the fiscal year of the Guarantor ending on the Saturday closest to March 31. Subsequent changes of the fiscal year of the Guarantor shall not change the term “Fiscal Year” as used herein, unless the Consenting Parties shall consent in writing to such a change.”

(b) From and after the Amendment Effective Date, Section 8.3(b) of the Participation Agreement shall be and is hereby amended in its entirety and restated as follows:

“(b) Fixed Charge Coverage Ratio. The Guarantor shall not permit the ratio of its Consolidated EBITDA to Consolidated Fixed Charges as of the end of any measurement period to be less than the ratio set forth for such measurement period in the table below. For purpose of this paragraph, “measurement period” shall mean, with respect to any four fiscal quarter period, the period of four fiscal quarters ending on the last day of such fiscal quarter.

Measurement Period Ending	Fixed Charge Coverage Ratio
September 27, 2008 and December 27, 2008	2.00:1.00

March 28, 2009 July 4, 2009 and thereafter	0.60:1.00 1.10:1.00”

(c) From and after the Amendment Effective Date, Section 8.3(d) of the Participation Agreement shall be and is hereby amended in its entirety and restated as follows with respect to the fiscal quarter ended September 27, 2008 and all subsequent fiscal quarters:

“(d) Quick Ratio. The Guarantor shall not, at any time, permit the sum of its cash and Cash Equivalents and accounts receivables (net of reserves) to Total Consolidated Debt to be less than 3.00:1.00 for each fiscal quarter.”

Section 2. Representations and Warranties. The Lessee and the Guarantor each hereby represents and warrants to the Agent, the Purchasers and the Lessor that, as of the date hereof, (a) taking into account the modifications to the Participation Agreement contemplated by this Amendment, no Lease Default or Lease Event of Default has occurred and is continuing, and (b) the modifications to the Participation Agreement contemplated by this Amendment and the other Operative Documents to which it is a party and the transactions contemplated hereby and thereby (i) are within its respective corporate authority and legal right, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any

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breach or contravention of any provision of law, statute, rule or regulation to which it is subject or any judgment, order, writ, injunction, license or permit applicable to it which could have a Material Adverse Effect, (iv) do not conflict with any provision of its corporate charter or bylaws of, or any agreement or other instrument binding upon it, (v) do not require any consent, approval or authorization of any Governmental Authority or any other Person not a party hereto and (vi) do not result in, or require the creation or imposition of, any Lien on any of its properties other than as contemplated by the Operative Documents.

Section 3. Ratification; Continuing Effectiveness. After giving effect to the amendments and agreements contained herein, the parties hereto agree that, as heretofore and herein amended, the Participation Agreement, the Master Lease and each of the Operative Documents (including, without limitation the Guaranty, but not including the Liquidity Documentation) shall remain in full force and effect and each of the agreements and obligations contained therein (as previously amended and as amended hereby) is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references to any of the Operative Documents contained in the Operative Documents shall refer to such Operative Document as amended hereby.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

Section 5. Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of California applicable to contracts made and to be performed entirely within such state.

Section 6. Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

Section 7. Further Assurances. The parties hereto shall take or cause to be taken from time to time all action reasonably necessary to assure that the intent of the parties hereunder is given effect. The parties hereto shall execute and deliver, or cause to be executed and delivered, to the other parties hereto from time to time, promptly upon request therefor, any and all other and further instruments that may be reasonably requested by any party hereto to cure any deficiency in the execution and delivery of this Amendment or any other Operative Document to which it is a party.

Section 8. Effectiveness. The amendments set forth in Section 1 above shall become effective as of the date hereof (the “Amendment Effective Date”) upon (a) the Agent’s receipt of counterparts of this Amendment executed by the Lessee, the Guarantor, and the Lessor and the Liquidity Banks whose aggregate percentage of the Outstanding Lease Balance equals or exceeds sixty-six and two-thirds percent (66-2/3%) and (b) an amendment fee payable to the Lessor and each Liquidity Bank consenting to this Amendment in the amount of 57.5 basis points (0.575%) of Lessor’s and each such consenting Liquidity Bank’s respective total commitment as set forth below its signature hereto has been paid in full to the Agent for

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distribution to Lessor and each consenting Liquidity Bank. Notwithstanding the forgoing, upon satisfaction of all of the conditions set forth in this Section 8, the Amendment Effective Date with respect to Section 1 of this Agreement shall be deemed to be September 27, 2008.

[Signature Pages to Follow]

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This Amendment is entered into between us for the uses and purposes hereinabove set forth as of the date first above written

Lessee:	ELECTRONIC ARTS REDWOOD LLC, a Delaware limited liability company

	By	/s/ Glen Kohl
	Name	Glen Kohl
	Its	President

Guarantor:	ELECTRONIC ARTS INC.

	By	/s/ Ken Barker
	Name	Ken Barker
	Its	SVP, CAO

Lessor:	SELCO SERVICE CORPORATION (doing business in California as “Ohio SELCO Service Corporation”)

	By	/s/ Todd T. Oliver
	Name	Todd T. Oliver
	Its	Vice President

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Agent:	KEYBANK NATIONAL ASSOCIATION, as Agent

	By	/s/ Raed Y. Alfayoumi
	Name	Raed Y. Alfayoumi
	Its	Vice President

Liquidity Bank:	KEYBANK NATIONAL ASSOCIATION

	By	/s/ Raed Y. Alfayoumi
	Name	Raed Y. Alfayoumi
	Its	Vice President
Commitment: $34,163,989
Commitment Percentage: 29.7%

Liquidity Bank:	BARCLAYS BANK PLC

	By	/s/ Alicia Burys
	Name	Alicia Burys
	Its	Assistant Vice President
Commitment: $29,613,989
Commitment Percentage: 25.8%

Liquidity Bank:	BNP PARIBAS LEASING CORPORATION

	By	/s/ Barry Mendelsohn
	Name	Barry Mendelsohn
	Its	Director
Commitment: $21,572,171
Commitment Percentage: 18.8%

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Liquidity Bank:	THE BANK OF NOVA SCOTIA

	By	/s/ Chris Osborn
	Name	Chris Osborn
	Its	Managing Director
Commitment: $29,613,989
Commitment Percentage: 25.8%

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